Exhibit 10.62

MODIFICATION NO. 4 TO LOAN AND SECURITY AGREEMENT

This Modification No. 4 to Loan and Security Agreement (“Modification”) is entered into as of May 10, 2013 (the “Modification No. 4 Effective Date”), by and between Partners for Growth III, L.P., a Delaware limited partnership with its principal place of business at 150 Pacific Avenue, San Francisco, California 94111 ("PFG") and Cardiovascular Systems, Inc., Inc., a Delaware corporation with its principal place of business at 651 Campus Drive, St. Paul, MN 55112 ("Borrower").

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of April 14, 2010 (the “Loan Agreement”) and certain other Security Documents (as defined below), pursuant to which Borrower has borrowed and PFG has loaned pursuant to Convertible Promissory Notes up to $4,000,000 at any one time outstanding;

WHEREAS, the parties entered into that certain Modification No. 1 to Loan and Security Agreement dated as of August 23, 2011 (the “First Modification”);

WHEREAS, the parties entered into that certain Modification No. 2 to Loan and Security Agreement dated as of December 27, 2011 (the “Second Modification”);

WHEREAS, the parties entered into that certain Modification No. 3 to Loan and Security Agreement dated as of June 30, 2012 (the “Third Modification” and, together with the First and Second Modifications, the “Prior Modifications”);

WHEREAS, Borrower and the Senior Lender are amending the Senior Loan Documents and such amendment requires a facilitating amendment of the Loan Agreement;

NOW THEREFORE, the parties hereby agree as follows:

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Borrower is indebted to PFG for Obligations pursuant to the Loan Documents. The Loan Agreement provides for the issuance of up to $5,000,000 in Notes to PFG from time to time, of which an aggregate principal amount of $5,000,000 in Notes are issued and outstanding on the date of this Modification. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and an Intellectual Property Security Agreement of even date therewith. The above-described security documents, together with all other documents securing repayment of the Obligations, shall be referred to herein as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the "Existing Loan Documents".

3.    MODIFICATIONS TO LOAN AGREEMENT. The Schedule is hereby amended as follows:

3.1     Financial Covenants. Section 5 of the Schedule to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5. FINANCIAL COVENANTS
(Section 4.1):

“Liquidity:	Borrower must at all times maintain a Liquidity Ratio of greater than 1.25:1.00.
For purposes of the foregoing Financial Covenant, “Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted Cash and Cash Equivalents held with the Senior Lender (and its affiliates) plus Borrower’s Net Accounts Receivable, divided by (b) the sum of outstanding Credit Extensions under the Senior Loan Documents, plus all sums owed by Borrower in connection with Bank Services. Capitalized terms used in the foregoing definition of Liquidity Ratio and not defined in this Agreement have their meanings as set forth in the Senior Loan Documents as in effect on the Modification No. 4 Effective Date, without regard to waiver of any provision thereof by the Senior Lender.

For purposes of the foregoing definition of Liquidity Ratio, the term “Net Accounts Receivable” means the accounts receivable of Borrower recorded in accordance with GAAP on the balance sheet of Borrower as of the end of the most recent monthly reporting period, net of any reserves for doubtful accounts, as reported to the Senior Lender.
Springing Fixed Charge Coverage Ratio:
From and after the date Borrower has maintained a Fixed Charge Coverage Ratio in excess of 1.50 to 1.00 for two consecutive fiscal quarters, Borrower must maintain a Fixed Charge Coverage Ratio in excess of 1.25 to 1.00 at all times. The Fixed charge Coverage Ratio shall have the meaning set forth in the Senior Loan Documents as in effect on the Modification No. 4 Effective Date, without regard to waiver of any provision thereof by the Senior Lender or the effectiveness of the Senior Loan Documents at any time.

3.2    Amortization Trigger. The Amortization Trigger set forth in Section 1(d) of the Schedule which prior to the Modification No. 4 Effective Date read as follows (italicized for ease of reference):
“(d) Amortization Trigger:     If Borrower should fail to maintain a Liquidity Ratio (as defined below) of at least 1.5 : 1.0, measured monthly, PFG may elect to amortize all or (at PFG’s sole option) part of the Loan, over a 24-month period from the date such PFG election is made (the “Amortization Right”), which Amortization Right must be exercised, if at all, not later than the twentieth (20th) Business Day following the date PFG receives the Borrower report certifying compliance (or failure to comply) with the Liquidity Ratio and, if PFG so elects, Borrower shall thereafter commence to make monthly payments of principal and interest on all then outstanding Notes in conformity with the amortization schedule notified at such time by PFG. PFG may suspend Borrower’s obligation to make amortized payments at any time upon notice in its sole discretion. If PFG at any time exercises the Amortization Right, PFG’s obligation to make Loans to Borrower under Section 1(a) of this Schedule (other than the initial Note) and Borrower’s right to request borrowings under this Agreement shall terminate.
“Liquidity Ratio” shall mean the ratio of (a) Borrower’s Cash and Cash Equivalents held with the Senior Lender and its Affiliates plus Borrower’s Eligible Accounts under the Senior Debt Documents, divided by (b) the sum of the outstanding principal amount of Indebtedness to the Senior Lender (including any amounts used for Cash Management Services as defined in the Senior Loan Documents), plus the face amount of any outstanding letters of credit under the Senior Debt Documents (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve, each as defined in the Senior Loan Documents), plus the FX Reduction Amount (as defined in the Senior Loan Documents), plus all other indebtedness for borrowed money (other than the UBS Loans and the Subordinated Debt to PFG) or the deferred price of property or services (other than unsecured indebtedness to trade creditors incurred in the ordinary course of business).”

shall be replaced in its entirety with and read prospectively with effect from the Modification No. 4 Effective Date, as follows:

“ (d) Amortization Trigger:
If Borrower should fail to maintain a Liquidity Ratio (as defined below) of at least 2.0 to 1.0, measured monthly, PFG may elect to amortize all or (at PFG’s sole option) part of the Loan, over a 24-month period from the date such PFG election is made (the “Amortization Right”), which Amortization Right must be exercised, if at all, not later than the twentieth (20th) Business Day following the date PFG receives the Borrower report certifying failure to comply with the Liquidity Ratio and, if PFG so elects, Borrower shall thereafter commence to make monthly payments of principal and interest on all then outstanding Notes in conformity with the amortization schedule notified at such time by PFG. PFG may suspend Borrower’s obligation to make amortized payments at any time upon notice in its sole discretion. If PFG at any time exercises the Amortization Right, PFG’s obligation to make Loans to Borrower under Section 1(a) of this Schedule (other than the initial Note) and Borrower’s right to request borrowings under this Agreement shall terminate.

“Liquidity Ratio”
For purposes of the Amortization Trigger (only), “Liquidity Ratio” shall mean the ratio of (a) the sum of (i) Borrower’s Cash and Cash Equivalents held with the Senior Lender and its Affiliates plus (ii) Borrower’s Net Accounts Receivable, divided by (b) the sum of outstanding Credit Extensions under the Senior Loan Documents, plus all sums owed by Borrower in connection with Bank Services, plus the amount of all outstanding monetary Obligations owing by Borrower to PFG.”

4.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.    PAYMENT OF EXPENSES. Borrower shall pay to PFG all of PFG’s reasonable and documented out-of-pocket costs and expenses in connection with this Modification.

6.    BORROWERS’ REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:
(a)    immediately upon giving effect to this Modification (i) except for the matters set forth in Exhibit A and in the capitalization table appended hereto as Exhibit B, the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
(b)    Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Existing Loan Documents, as amended by this Modification;
(c)    the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
(d)    the execution and delivery by Borrower of this Modification and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of Borrower;
(e)    this Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Modification, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;
(f)    as of the date hereof, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;
(g)    the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 8 of this Modification; and
(h)    as of the date hereof, except for the matters set forth in Exhibits A and B hereto, Borrower ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as of August 8, 2011, and as of the date Borrower makes a request to issue a Note on or after the date hereof, Borrower shall ratify, confirm and reaffirm, all and singular, the terms and disclosures contained in the Representations dated as of August 8, 2011 as modified by Exhibits A and B hereto, and shall acknowledge, confirm and agree that the disclosures and information Borrower provided to PFG in Part A - Sections 1-6 (except as further noted in this sentence) and Part B - Sections 11, 12 and 13 of the Representations shall not have changed as of the date of such borrowing request, and all other Sections of the Representations, including Part A Section 3(d),(e) (g) and (i) shall have not changed as of such borrowing request in any material respect or, if the Representations require additional disclosure in order to be true, accurate and complete as of the date hereof, Borrower shall have provided the update to the Representations required in Section 8 hereof.
Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
7.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, PFG is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

8.     CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

(a)    Execution and Delivery. Borrower shall have duly executed and delivered to PFG a counterpart of this Modification and a true and correct copy of the Senior Loan Documents, as amended to the Modification No. 4 Effective Date.
(b)    Payment of PFG Expenses. Borrower shall have paid upon demand all PFG expenses (including all reasonable attorneys’ fees and expenses) incurred in connection with this Modification in accordance with Section 5 hereof.
(c)    Updates to Borrower Information. On or prior to the expiry of thirty (30) days from the Modification No. 4 Effective Date, Borrower shall have provided an update to the Representations previously delivered to PFG.
(d)    No Default under Senior Debt Documents. There shall be no default under the Senior Debt Documents that has not been cured or waived.
(e)    SVB Subordination. If required by the Senior Lender, PFG and the Senior Lender shall have entered into an amendment to or ratification of their existing Subordination Agreement reflecting the amendment to the Senor Loan Documents.

9.    FURTHER ASSURANCES. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Modification.

10.    INTEGRATION; CONSTRUCTION. The Loan Agreement, the Prior Modifications, this Modification and any documents executed in connection therewith and herewith contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement.

11.    GOVERNING LAW; VENUE. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California, in connection with any proceeding or dispute arising in connection herewith.

This Modification is executed as of the date first written above.

[Signature Page Follows]

Borrower: Cardiovascular Systems, Inc. By /s/ Laurence L. Betterley Chief Financial Officer By /s/ James E. Flaherty Secretary or Ass't Secretary	PFG: PARTNERS FOR GROWTH III, L.P. By /s/ Lorraine Nield Name: Lorraine Nield Title: Manager, Partners for Growth III, LLC, Its General Partner

EXHIBIT A

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Officers and Directors

1.	Scott Kraus has been replaced as Vice President of Sales by Jim Briedenstein.

2.	Paul Koehn’s title has been changed from Vice President of Manufacturing to Vice President of Quality and Operations.

3.	The Company has added the following officers:
Vice President of Marketing—Bryan Claseman
Vice President of Coronary Marketing—David Veino

4.	Brian Doughty has left the Company.

5.	Dr. Geoffrey Hartzler passed away on March 10, 2012 and so no longer serves as a director.

6.	Scott Bartos was elected as a director on October 31, 2012.

Part A, Section 3(i) of August 8, 2011 Representations Letter

Name of Entity	Cash and Cash Equivalents*	Inventory*	All other tangible assets*	Intangible Assets*
Cardiovascular Systems, Inc.	$69,932,000	$6,796,000	$18,497,000	$3,808,000 (includes patents)

*as of March 31, 2013

EXHIBIT B

Capitalization Table

Schedule 1
Capitalization Table
5/6/2013

		Total
		Shares	%
Common Stock		24,041,826	85.4%

Options Outstanding		1,828,332	6.5%
Warrants Outstanding		2,291,812	8.1%
Total Options and Warrants		4,120,144	14.6%

Total All Securities		28,161,970	100.0%

There are 323,875 remaining shares available for grant under the 2007 Equity Plan.

There are 90,709 available shares for purchase through the Employer Stock purchase plan.

The Company has $5.0MM in outstanding loans under a convertible debt facility with Partners for Growth III, L.P. (PFG).
At any time prior to the maturity date, PFG may at its option convert any of the outstanding loans into shares of the Company’s common stock at the applicable conversion price. In aggregate, the outstanding loans can be converted into 321,102 shares of the Company's common stock.

DETAIL
Date	Loan Bal	Con price		Shares
2011-08-04	$500,000	$15.30		32,680		$500,000.00
2013-02-07	$1,000,000	$15.26		65,531		$1,000,000.00
2013-02-11	$1,500,000	$15.53		96,587		$1,500,000.00
2013-02-21	$1,500,000	$15.80		94,937		$1,500,000.00
2013-02-28	$500,000	$15.94		31,368		$500,000.00

	5,000,000			321,102		$5,000,000.00

			Weighted Avg		$15.57